Exhibit 99.1

Towerstream Announces Changes to Management Team

Focus on Reducing Burn Rate and Advancing On-Net Platform

MIDDLETOWN, RI – February 17, 2016 -- Towerstream Corporation (NASDAQ: TWER), a Fixed Wireless Fiber Alternative provider, announced its Chairman, Philip Urso, is now interim Chief Executive Officer (CEO). He replaces outgoing CEO Jeff Thompson who resigned to pursue other opportunities. In addition, Arthur Giftakis, former SVP Engineering & Operations has been promoted to Chief Operating Officer (COO).

Mr. Urso was a co-founder of Towerstream and served as CEO until 2005. In his new role as interim Chief Executive Officer, he will take over day-to-day management responsibilities with an immediate focus on lowering the company’s overall monthly burn rate to increase long term free cash flow and advance the company’s On-Net building sales efforts.

Mr. Giftakis, a veteran in wireless infrastructure, is the chief architect of Towerstream’s wireless networks located in over 12 urban markets. In his new role as Chief Operating Officer, Giftakis will oversee the company’s On-Net building initiatives, promote its wireless backhaul solutions to carriers and focus on increasing efficiency in all company operations.

“We commend Jeff Thompson for his long-time service to Towerstream and wish him much success in his future endeavours,” stated Philip Urso. “For the last five months, I’ve been working closely with the team at Towerstream to develop strategic initiatives and review opportunities to accelerate growth. I believe we have made and will continue to make meaningful progress.”

“Our wireless network is superior to and more cost effective than most other urban wireline Internet networks,” said Arthur Giftakis. “Faster than fiber, less expensive than fiber, stable as fiber, our vast urban microwave network solves the last difficult challenge in major cities: delivering the last mile of Internet. Towerstream can quickly and economically deliver hi-capacity Internet to small cells, light buildings and extend fiber to the end user.”

About Towerstream Corporation

Towerstream Corporation (Nasdaq:TWER) is a leading Fixed Wireless Fiber Alternative company delivering high-speed Internet access to businesses. To date the company offers its broadband services in 12 urban markets including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Houston, Las Vegas-Reno, and the greater Providence area. In 2014, Towerstream launched its On-Net fixed wireless service offering building owners and property managers a redundant and reliable dense urban network that directly connects with Towerstream’s fiber backbone. On-Net building tenants have access to 100 Mbps of dedicated, symmetrical Internet connectivity, with a premier SLA, for an industry-leading price of $699/month. For more information on Towerstream services, please visit www.towerstream.com and/or follow us @Towerstream.

About HetNets Tower Corporation

HetNets Tower Corporation ("HetNets") was formed in January 2013 as a wholly owned subsidiary of Towerstream Corporation (Nasdaq:TWER), and offers a neutral host, shared wireless infrastructure solution, either independently or as a turnkey service. Its wireless communications infrastructure is available to wireless carriers, cable and Internet companies in major urban markets where the explosion in mobile data is creating significant demand for additional capacity and coverage. HetNets offers a carrier-class Wi-Finetwork for Internet access and the offloading of mobile data. Its street level rooftop locations are ideal for the installation of customer owned small cells including DAS, Metro and Pico cells. Other solutions provided by HetNets include backhaul, power, and related small cell requirements. More information is available at http://www.hetnets.com.

Safe Harbor

Certain statements contained in this press release are "forward-looking statements" within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission, including, without limitation, risk related to our ability to deploy and expand small cell rooftop tower locations in the New York City and other key markets. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

INVESTOR CONTACT:

Terry McGovern
Vision Advisors
mcgovern@visionadvisors.net
415-902-3001

MEDIA CONTACT:

Todd Barrish

Indicate Media

917-861-0089

  todd@indicatemedia.com